UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2022

Evolv Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39417	84-4473840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Totten Pond Road, 4th Floor Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 374-8100

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EVLV	The Nasdaq Stock Market
Warrants to purchase one share of Class A common stock	EVLVW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2022, the Compensation Committee of the Board of Directors of Evolv Technologies Holdings, Inc. (the “Company”) approved the Evolv Technologies Holdings, Inc. Severance and Change in Control Plan (the “Severance Plan”) to provide for severance benefits to certain senior-level employees of the Company and its affiliates in the event of qualifying terminations of employment. The Company’s U.S.-based executive officers are eligible to participate in the Severance Plan as participants, effective January 1, 2023.

The Severance Plan provides for three tiers of severance benefits in the event of a termination without “cause” (as such term is defined in the Severance Plan) or for “good reason” (as such term is defined in the Severance Plan), and excluding terminations as a result of death or disability (a “Covered Termination”) with relative benefits tied to the individual’s seniority. The Company’s Chief Executive Officer, Peter George, and Chief Financial Officer, Mark Donohue, will participate in the Severance Plan as Tier 1 participants and the Company’s other executive officers will participate in the Severance Plan as either Tier 1 or Tier 2 Participants depending on their seniority. Participants under the Severance Plan must also execute and return a Participation Notice in order to be eligible to receive benefits under the Severance Plan.

If the executive experiences a Covered Termination outside of the Change in Control Severance Period (as defined below), the executive will be eligible to receive:

●	(i) 12 months of salary continuation for Tier 1 participants, nine months of salary continuation for Tier 2 participants or six months of salary continuation for Tier 3 participants (each such term, a “Severance Period”), each to be in paid in accordance with the Company’s normal payroll schedule;

●	(ii) Company-paid COBRA premium payments (or an equivalent cash payment) for the executive and his or her covered dependents for a period not exceeding the relevant Severance Period for each tier; and

●	(ii) a pro-rated portion of the executive’s annual bonus for the year in which the Covered Termination occurs, based on the number of days that such executive was employed during such calendar year through the date of such termination (less any incentive compensation amounts previously paid for the year of termination), to be paid following the effective date of the Release (defined below). Notwithstanding the foregoing, Participation Notices under the Severance Plan for each of Mr. George, Mr. Donohue and Anil Chitkara, the Company’s Co-Founder and Head of Corporate Development, will provide that, in lieu of such pro-rated bonus, each such executive officer will receive the bonus portion of his current severance entitlement under his existing employment agreement with the Company, or 100% of target annual bonus for Mr. George and Mr. Donohue and 75% of annual target variable compensation for Mr. Chitkara.

However, if such Covered Termination occurs within the period beginning 60 days prior to the closing date of a “change in control” (as defined in the Company’s 2021 Incentive Award Plan, as amended) and ending on the one-year anniversary of such change in control (the “Change in Control Severance Period”), the executive will be eligible to receive:

●	(i) an amount equal to: 18 months of base salary for Tier 1 participants, 12 months of base salary for Tier 2 participants and nine months of base salary for Tier 3 participants (each such term, a “Change in Control Severance Period”), to be paid in a single, lump sum payment no later than the second payroll cycle following the later of the effective date of the Release or the change in control;

●	(ii) Company-paid COBRA premium payments for the executive and his or her covered dependents for a period not exceeding the relevant Change in Control Severance Period for each tier;

●	(iii) a lump sum cash payment equal to a percentage of the executive’s target annual cash bonus or annual variable cash compensation in effect for the calendar year in which such Covered Termination occurs, as follows: 150% of target incentive compensation for Tier 1 participants, 100% of target incentive compensation for Tier 2 participants, and 75% of target incentive compensation for Tier 3 participants (less any incentive compensation amounts previously paid for the year of termination); and

●	(iv) full acceleration of any outstanding, unvested stock options, restricted stock units or other stock awards held by the executive that vest solely on the basis of continued service.

In addition to the above, in the event of a Covered Termination, whether during a Change in Control Severance Period or otherwise, the executive would also be eligible to receive any unpaid annual bonus for the year prior to the year in which the Covered Termination occurs to which the executive would otherwise have been entitled had his or her employment not terminated.

The executive’s right to receive the severance payments and benefits described above is subject to his or her delivery and, as applicable, non-revocation of a general release of claims in our favor, and his or her continued compliance with any applicable restrictive covenants (the “Release”).

In addition, in the event that any payment under the Severance Plan, together with any other amounts paid to the executive by us, would subject the executive to an excise tax under Section 4999 of the Internal Revenue Code, such payments will be reduced to the extent that such reduction would produce a better net after-tax result for the executive.

This summary of the Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Plan filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Evolv Technologies Holdings, Inc. Severance and Change in Control Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolv Technologies Holdings, Inc.

Date: October 31, 2022	By:	/s/ Peter George
	Name:	Peter George
	Title:	Chief Executive Officer